EXHIBIT I

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Amendment No. 3 to Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of Common Stock of Unit Instruments, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Dated:  February __, 1996
                                        ---------------------------------------
                                        James C. Levinson


                                        ---------------------------------------
                                        Marilyn G. Levinson


                                        J & L LEVINSON PARTNERSHIP

                                       By:
                                           ------------------------------------
                                           James C. Levinson, General Partner


                                       By:
                                           ------------------------------------
                                           Marilyn G. Levinson, General Partner


para564/1.181545-1

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